     As filed with the Securities and Exchange Commission on June 13, 2001
                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MCKESSON HBOC, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                    94-3207296
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             One Post Street
             San Francisco, California                    94104
             (Address of Principal Executive Offices)     (Zip Code)

         MCKESSON HBOC, INC. 1999 STOCK OPTION AND RESTRICTED STOCK PLAN
                              (Full Title of Plan)

Kristina Veaco                           Ivan D. Meyerson
Assistant General Counsel                Senior Vice President,
and Assistant Secretary                  General Counsel and Corporate Secretary
One Post Street                          One Post Street
San Francisco, CA 94104                  San Francisco, CA 94104
                    (Name and address of agents for service)

                                 (415) 983-8300
         (Telephone number, including area code, of agents for service)

The Registration Statement will become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                               Proposed Maximum    Proposed Maximum
Title of Securities to be    Amount to be     Offering Price Per  Aggregate Offering      Amount of
       Registered             Registered           Share(1)            Price(1)        Registration Fee
---------------------------------------------------------------------------------------------------------
 Common Stock par value
     $.01 per share           8,000,000            $34.20            $273,600,000          $68,400
---------------------------------------------------------------------------------------------------------

(1) The price per share was calculated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee. The maximum aggregate offering price was computed by multiplying 8,000,000 shares by the average of the high and low price of the stock on June 12, 2001 the Common Stock prior to the occurrence of certain events.

Pursuant to Rule 416(a) this Registration Statement also covers such undetermined number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.

                       EXPLANATORY NOTE AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE
                  PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

        The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statement of the Registration on Form S-8 relating to the same employee benefit plan are effective.

        The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on February 11, 2000 (File No. 333-30226) and on June 23, 2000 (File No. 333-39954) are hereby incorporated by reference.

Incorporation of Certain Documents by Reference

        The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

        (a) Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

        (b) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibits 4.1 and 4.2, respectively, to the Registrant's Annual Report on Form 10-K for the fiscal year ended March, 31, 2001.

        All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit
 No.                         Description
---------------------------------------------------------
 4             Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First
               Chicago Trust Company of New York, as Rights Agent, filed as
               Exhibits 4.1 and 4.2 respectively, to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated by reference herein.

 5             Opinion of Ivan D. Meyerson, Senior Vice President, General
               Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1           Consent of Ivan D. Meyerson, Senior Vice President, General
               Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2           Consent of Deloitte & Touche LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 11th day of June 2001.

                                             McKESSON HBOC, INC.
                                             (Registrant)



                                             /s/ Ivan D. Meyerson
                                             By:  Ivan D. Meyerson
                                             Senior Vice President,
                                             General Counsel and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of June 2001.

Signature and Title
        *John H. Hammergren, Chief Executive Officer and Director
                (Principal Executive Officer)
        *William R. Graber, Senior Vice President and Chief Financial Officer
                (Principal Financial Officer)
        *Nigel A. Rees, Vice President and Controller
               (Principal Accounting Officer)
        *Tully M. Friedman, Director
        *Gerald E. Mayo, Director
        *James V. Napier, Director
        *Carl E. Reichardt, Director
        *Alan J. Seelenfreund
               Chairman of the Board and Director
        *Jane E. Shaw, Director


*By:  /s/ Ivan D. Meyerson (Attorney-in-Fact)
      --------------------
         Ivan D. Meyerson

                                  EXHIBIT INDEX


Exhibit
 No.                         Description
---------------------------------------------------------
 4             Rights Agreement dated as of October 21, 1994 and Amendment No. 1 thereto dated October 19, 1998 between the Registrant and First
               Chicago Trust Company of New York, as Rights Agent, filed as
               Exhibits 4.1 and 4.2 respectively, to the Registrant's Annual
               Report on Form 10-K for the fiscal year ended March 31, 2001 and incorporated by reference herein.

 5             Opinion of Ivan D. Meyerson, Senior Vice President, General
               Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered.

23.1           Consent of Ivan D. Meyerson, Senior Vice President, General
               Counsel and Corporate Secretary of the Registrant regarding the legality of the securities being offered. (Included in Exhibit 5)

23.2           Consent of Deloitte & Touche LLP.

24 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.